UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No. __)

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Insignia Systems, Inc.
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8799 Brooklyn Blvd., Minneapolis, MN 55445

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD JULY 30, 2020

To the Shareholders of Insignia Systems, Inc.:

Notice is hereby given that the Annual Meeting of Shareholders of Insignia Systems, Inc. (the “Company”), a Minnesota corporation, will be held on Thursday, July 30, 2020, at 8:30 a.m., Central Time, at the Company’s offices, located at 8799 Brooklyn Blvd., Minneapolis, Minnesota for the following purposes:

1.
To elect four nominees named in our proxy statement to serve as directors;

2.
To approve, by non-binding vote, the Company’s executive compensation;

3.
To ratify the appointment of Baker Tilly Virchow Krause, LLP as the independent registered public accounting firm for the year ending December 31, 2020; and

4.
To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

The foregoing items of business are more fully described in the proxy statement accompanying this Notice.

The Board of Directors has set the close of business on June 2, 2020 as the record date for the determination of shareholders entitled to notice of and to vote at the meeting.

All shareholders are eligible to attend the meeting in person. However, to ensure your representation at the meeting and your safety, you are urged to vote by Internet, by telephone, or if the proxy materials were mailed to you, by completing, signing and mailing the enclosed proxy card.

Important Notice Regarding Availability of Proxy Materials for the Annual Meeting to be held on July 30, 2020:
The Proxy Statement and the Annual Report are available free of charge at: https://materials.proxyvote.com/45765Y

By Order of the Board of Directors Kristine Glancy President and Chief Executive Officer

Important Information Regarding Meeting Attendance and Location:
We intend to hold our annual meeting in person. However, we are sensitive to the public health and travel concerns our shareholders may have and recommendations that public health officials may issue in light of the evolving coronavirus (COVID-19) situation. As a result, we may impose additional procedures or limitations on meeting attendees or may decide to hold the meeting in a different location or solely by means of remote communication (e.g., a virtual-only meeting). We plan to announce any such updates on our Investor Relations website at www.insigniasystems.com/Investors, and we encourage you to check this website prior to the meeting if you plan to attend.

PROXY STATEMENT

FOR

2020 ANNUAL MEETING OF SHAREHOLDERS

i

Annual Meeting of Shareholders
July 30, 2020

PROXY STATEMENT

GENERAL INFORMATION

This proxy statement is furnished to the shareholders of Insignia Systems, Inc. (the “Company”) in connection with the solicitation of proxies by the Board of Directors (the “Board”) to be voted at the Annual Meeting of Shareholders (the “Annual Meeting”) to be held on July 30, 2020, and at any adjournment of the meeting.

Important Notice Regarding the Internet Availability of Proxy Materials
for the Annual Meeting to be Held on July 30, 2020

In accordance with rules and regulations adopted by the U.S. Securities and Exchange Commission (the “SEC”), we are furnishing our proxy materials on the Internet. “Proxy materials” means this Proxy Statement, our Annual Report for the fiscal year ended December 31, 2019 and any amendments or updates to these documents. The mailing of proxy material and a proxy card, or a Notice Regarding the Availability of Proxy Materials (“Notice of Internet Availability”) will commence on or about June 12, 2020. The Notice of Internet Availability contains instructions on how to access our Proxy Statement and Annual Report and how to vote via the Internet, by telephone or by mail.

What is the purpose of the Annual Meeting and what are the Board’s recommendations?

At our annual meeting, shareholders will vote on the following items of business:

Item of Business		Board Recommendation
1.	Election of four directors	FOR each nominee
2.	Advisory, non-binding vote, to approve the Company’s executive compensation	FOR
3.	Ratification of Independent Registered Public Accounting Firm	FOR

If any other matters properly come before the Annual Meeting or any adjournment or postponement thereof, then the shares represented by the proxies solicited by the Board may be voted by the persons named therein at their discretion.

Who may attend the Annual Meeting:

The Annual Meeting is open to holders of our common stock who held such shares as of the meeting’s record date, June 2, 2020. We intend to hold our annual meeting in person. However, we are sensitive to the public health and travel concerns our shareholders may have and recommendations that public health officials may issue in light of the evolving coronavirus (COVID-19) situation. As a result, we may impose additional procedures or limitations on meeting attendees or may decide to hold the meeting in a different location or solely by means of remote communication (e.g., a virtual-only meeting). We plan to announce any such updates on our Investor Relations website at www.insigniasystems.com/Investors, and we encourage you to check this website prior to the meeting if you plan to attend.

Who is entitled to vote at the meeting?

As of the record date, June 2, 2020, there were 12,098,017 shares of common stock, par value $.01 per share, outstanding and entitled to vote at the Annual Meeting. Pursuant to the Company’s Articles of Incorporation, each outstanding share of common stock is entitled to one vote. Only shareholders of record at the close of business on the record date, are entitled to attend and vote at the Annual Meeting and at any adjournment or postponement thereof. See “How many shares must be present to hold the meeting?” below for a discussion of quorum.

Due to space constraints and potential limitations to ensure the health of attendees and compliance with applicable laws and regulations, attendance will be limited to shareholders only. Admission to the premises for the Annual Meeting will be on a first-come, first-served basis. A valid government-issued picture identification and proof of stock ownership as of the record date may be required in order to attend the meeting. If you hold shares of our common stock through a broker, bank, trust or other nominee, you must present a copy of a statement reflecting your stock ownership as of the record date.  If you plan to attend as the proxy of a shareholder or to vote in person, you must present a legal proxy. Cameras, recording devices and other electronic devices will not be permitted.

What is the difference between a “shareholder of record” and a shareholder who holds stock in “street name”?

Shareholder of Record. If your shares are registered directly in your name with our transfer agent, EQ Shareowner Services, you are considered, with respect to those shares, a “shareholder of record” (also known as a “registered shareholder”). The proxy materials will be sent directly to you by us or our representative.

Beneficial Owner. If your shares are held in a brokerage account or by another nominee, your shares are said to be held in “street name” and you are considered the beneficial owner of the shares. Technically, the bank or broker is the shareholder of record with respect to those shares. In this case, the proxy materials will be forwarded to you by your broker, bank or other financial institution or its designated representative. Through this process, your bank or broker will collect the voting instructions from all their respective customers who hold our shares, including you, and then submits those votes to us.

How do I vote my shares?

If you are a shareholder of record, you can submit a proxy to be voted at the meeting in the following ways:

Vote by Internet: To vote over the internet, go to www.proxyvote.com. You must enter your Control Number that appears on your Notice of Internet Availability or proxy card that was mailed to you and follow the instructions. The steps have been designed to authenticate your identity, allow you to give voting instructions, and confirm that those instructions have been recorded properly.

Vote by Telephone: To vote over the telephone, call the toll-free number on the Notice of Internet Availability that was mailed to you. You must enter your Control Number that appears on your Notice of Internet Availability or proxy card and then follow the instructions. The steps have been designed to authenticate your identity, allow you to give voting instructions, and confirm that those instructions have been recorded properly.

Vote by Mail: You can vote by mail by requesting a paper copy of the materials, which will include a proxy card. Mark, sign, date and return the proxy card in the postage-paid envelope provided. To do so, please follow the instructions at www.proxyvote.com or request a paper copy of the materials, which will contain the appropriate instructions. You may also request a paper or email copy of the documents by calling 1-800-579-1639 or email your request to: sendmaterial@proxyvote.com.

Vote in Person: You can vote in person at the meeting.

If you are a shareholder who holds our stock in street name, you must vote your shares using the method provided by your broker, bank, trust or other designee, which is similar to the voting procedure for shareholders of record outlined below. You will receive a voting instruction form (not a proxy card) to use to direct your broker, bank, trust or other designee how to vote your shares. If you choose to vote your shares in person at the meeting, you must request a “legal proxy” and present it at the meeting.

Any proxy may be revoked at any time before it is voted by written notice, mailed or delivered to the Company, or by revocation in person at the Annual Meeting. If not so revoked, the shares represented by such proxy will be voted in the manner directed by the shareholder. If no direction is made, signed proxies received from shareholders will be voted in accordance with the Board’s recommendations.

How many shares must be present to hold the meeting?

Under Minnesota law and our Bylaws, a majority of the voting power of the shares entitled to vote at the Annual Meeting represent a quorum for the transaction of business. Votes cast by proxy or in person at the Annual Meeting will be tabulated at the Annual Meeting to determine whether or not a quorum is present. To calculate whether a quorum is present, the total number of shares present and entitled to vote at the meeting will be divided by the total number of shares outstanding and authorized to vote under the Company’s Articles of Incorporation.

How many votes are required to approve the proposals?

Unless a larger proportion or number is required under the Company’s Articles of Incorporation or Minnesota law, each item of business properly presented at a meeting of shareholders at which a quorum is present must be approved by the affirmative vote of the holders of the greater of (i) a majority of the voting power of the shares present, in person or by proxy, and entitled to vote on that item of business, or (ii) a majority of the voting power of the minimum number of the shares entitled to vote that would constitute a quorum for the transaction of business at the meeting (each a “Majority Vote”).

Item of Business		Vote Requirement
1.	Election of four directors	Plurality Vote
2.	Advisory, non-binding vote, to approve the Company’s executive compensation	More FOR than AGAINST
3.	Ratification of Independent Registered Public Accounting Firm	Majority Vote

For Proposal 1, directors are elected by the affirmative vote of the holders of a plurality of the shares present and entitled to vote. Shareholders are not entitled to cumulate their votes for the election of directors. Broker Non-votes will have no effect on this proposal.

Proposal 2 is an advisory, non-binding vote, and will be deemed approved if the number of votes cast “for” exceeds the number of votes cast “against.” Abstentions and Broker Non-votes will have no effect on this proposal.

Proposal 3 must be approved by a majority vote of the number of shares entitled to vote at the meeting.

Broker Non-votes and abstentions will have the same effect as a vote against Proposal 3.

What is the effect of not voting or not instructing my bank or broker how to vote my shares?

If you are a shareholder of record, and you do not cast your vote, no votes will be cast on your behalf on any proposals at the Annual Meeting.

If you hold your shares in street name, your bank or broker cannot vote your shares with respect to the election of directors (Proposal 1) and the advisory vote to approve executive compensation (Proposal 2). Therefore, if you hold your shares in street name and you do not instruct your bank or broker how to vote, no votes will be cast on your behalf on those proposals (a “Broker Non-vote”). Your bank or broker may exercise discretion and vote uninstructed shares on the ratification of our independent registered public accounting firm (Proposal 3). We strongly encourage you to return your voting instruction form and exercise your full voting rights. See “How do I vote my shares?” above for a discussion of how Interested Shares should be voted.

Who pays for the cost of proxy preparation and solicitation?

All expenses in connection with solicitation of proxies will be borne by the Company. The Company will pay brokers, nominees, fiduciaries, or other custodians their reasonable expenses for sending proxy material to, and obtaining instructions from, persons for whom they hold stock of the Company. The Company expects to solicit proxies by mail, but directors, officers, and other employees of the Company may also solicit in person, by telephone or by mail.

CORPORATE GOVERNANCE AND BOARD MATTERS

The business and affairs of the Company are conducted under the direction of the Board in accordance with the Company’s Articles of Incorporation and Bylaws, the Minnesota Business Corporations Act, federal securities laws and regulations, applicable rules of the Nasdaq Stock Market (“Nasdaq Rules”), Board committee charters and the Company’s Code of Ethics. Members of the Board are informed of the Company’s business through discussions with management, by reviewing Board meeting materials provided to them and by participating in meetings of the Board and its committees, among other activities. Our corporate governance practices are summarized below.

Election to the Board of Directors

All of the Company’s directors are elected annually. Our Bylaws, as amended, provide that the Board shall consist of between two and no more than nine members, as designated by resolution of the Board from time to time. Pursuant to the recommendation of its Governance, Compensation and Nominating Committee, the Board has set the size of the Board to be elected at the Annual Meeting at four.

Majority Independent Board

The listing rules of the Nasdaq Stock Market (“Nasdaq Rules”) require that a majority of our Board be “independent directors” as that term is defined in the Nasdaq Rules. Our Board has determined that each of our non-employee directors, namely Jacob Berning, Chad Johnson, Rachael Vegas and Loren Unterseher, are “independent directors.”

Meetings of the Board of Directors and Director Attendance

The Board held 10 meetings during 2019. Each director attended more than 75% of all meetings of the Board and committees of the Board on which he or she served. Although the Board does not have a policy regarding attendance at the Company’s annual meetings of shareholders, then serving directors, Mr. Berning, Suzanne Clarridge, Kristine Glancy, Mr. Unterseher and Ms. Vegas attended the annual meeting of shareholders held in 2019. Directors are expected to attend substantially all the meetings of the Board and the committees on which they serve, as well as the annual meeting of shareholders, except for good cause. Directors who have excessive absences without good cause will not be nominated for re-election or, in extreme cases, will be asked to resign or be removed.

Committees of the Board of Directors

The current membership of the Board’s standing committees is set forth in the following table.

Director	Audit	Governance, Compensation and Nominating	Independent Director
Jacob J. Berning	Member	Member	✓
Kristine A. Glancy
Chad B. Johnson	Member		✓
Loren A. Unterseher	Chair		✓
Rachael B. Vegas		Chair	✓

Audit Committee

Independence; Qualifications. Each of the members of the Audit Committee is an “independent director” as that term is defined by the Nasdaq Rules and “independent” as that term is defined by Rule 10A-3(b)(1) under the Securities Exchange Act of 1934. The Board has also determined that Mr. Unterseher has acquired the attributes necessary to qualify him as an “audit committee financial expert,” as that term is defined by the rules of the SEC. The determination for Mr. Unterseher was based primarily on experience analyzing and evaluating financial statements and financial performance of companies as Director of Mergers and Acquisitions for Craig-Hallum and in similar roles at Lazard Middle Market and RBC.

Duties and Responsibilities. The Audit Committee provides independent objective oversight of the Company’s financial reporting system. As part of its responsibilities, the committee reviews and evaluates significant matters relating to the annual audit and the internal controls of the Company and communicates its analysis with management, reviews the scope and results of annual independent audits by, and the recommendations of, the Company’s independent auditors, reviews the independent auditor’s qualifications and independence and approves additional services to be provided by the auditors. The committee is solely responsible for appointing, setting the compensation of and evaluating the independent auditors.

In addition, the committee: (i) meets separately with management and the independent auditors on a periodic basis; (ii) receives the independent auditors’ report on all critical accounting policies and practices and other written communications; (iii) reviews management’s statements concerning its assessment of the effectiveness of internal controls and the independent auditors’ report on such statements, as applicable; and (iv) reviews and discusses with management and the independent auditors the Company’s interim and annual financial statements and disclosures (including Management’s Discussion and Analysis) in its Quarterly Reports on Form 10-Q and Annual Report on Form 10-K and the results of the quarterly financial reviews and the annual audit. The committee has direct access to the Company’s independent auditors. The committee also reviews and approves all related-party transactions.

The foregoing is a general summary of the Audit Committee’s duties and activities. The Audit Committee operates pursuant to a written charter, which is available on the Investor Relations section of the Company’s website at www.insigniasystems.com. This charter further describes the role of the committee in overseeing the Company’s financial reporting process. References to the Company’s website are for informational purposes and are not intended to, and do not, incorporate information found on the website into this proxy statement.

Committee Meetings. The Audit Committee held five meetings during 2019. In addition to fulfillment of the Audit Committee’s regular duties and responsibilities, these meetings were designed to facilitate and encourage private communication between the committee and the Company’s independent auditors. Please refer to the Report of the Audit Committee appearing later in this proxy statement.

Governance, Compensation and Nominating Committee

Independence. Each of the members of the GCN Committee are “independent directors” as that term is defined by the Nasdaq Rules, including the independence criteria specific to compensation committee members, and “non-employee directors” as that term is defined in Rule 16b-3 under the Securities Exchange Act of 1934.

Duties and Responsibilities. The GCN Committee operates pursuant to a written charter, which is available on the Investor Relations section of the Company’s website at www.insigniasystems.com. The committee’s main duties, as described in its charter, are: (i) to nominate a slate of directors to be considered for election at the Company’s annual meeting of shareholders, (ii) to review, approve and recommend for Board ratification of annual base salary and incentive compensation levels, employment agreements, and benefits of the President and Chief Executive Officer and other key executives; (iii) to review the performance of the President and Chief Executive Officer; (iv) to review and assess performance target goals established for bonus plans and determine if goals were achieved at the end of the plan year; (v) to act as the administrative committee for the Company’s stock plans, and any other incentive plans established by the Company; (vi) to consider and approve grants of incentive stock options, non-qualified stock options, restricted stock or any combination to any employee; and (vii) to oversee the filing of required compensation-related reports or disclosures in the Company’s SEC reports, proxy statement and other filings. From time to time, the committee consults with the President and Chief Executive Officer on executive compensation matters (other than with respect to their own compensation).

Compensation Consultant. In pursuing its duties, the GCN Committee has the authority to retain and has, from time to time, retained outside compensation consultants to advise it on compensation matters. In setting 2019 compensation, the committee did not retain a compensation consultant. The committee referenced materials prepared by Willis Towers Watson in 2018 for compensation matters.

Nomination and Candidate Evaluation Processes. Shareholders who wish to recommend candidates to the Board or its GCN Committee should submit the names and qualifications of the candidates at least 120 days before the date on which the Company’s proxy statement for the previous year’s annual meeting became available to the shareholders. Submittals should be in writing and addressed to the committee at the Company’s headquarters. Candidates recommended by shareholders will be evaluated using the same criteria applicable to other candidates.

In accordance with its committee charter, the GCN Committee typically evaluates candidates for election as directors using the following criteria: education, reputation, experience, industry knowledge, independence, leadership qualities, personal integrity, diversity, and such other criteria as the committee deems relevant. The committee will consider candidates recommended by the Board, management, shareholders, and others. The committee is also authorized to retain and pay advisors to assist it in identifying and evaluating candidates.

Committee Meetings. The GCN Committee held three meetings in 2019.

Leadership Structure of the Board of Directors

The Board does not have a policy regarding the separation of the roles of Chief Executive Officer and Chairman of the Board. The Board believes it is in the best interests of the Company to make such a determination periodically, based on available information. The positions of Chief Executive Officer and Chairman of the Board are not currently held by the same person. Ms. Glancy serves as our President and Chief Executive Officer and Mr. Berning serves as Chairman of the Board. Under this structure, our President and Chief Executive Officer and other senior management under her supervision are primarily responsible for setting the strategic direction of the Company and managing the day-to-day leadership and performance of the Company, while the Chairman provides guidance to the President and Chief Executive Officer and senior management, sets the agenda for meetings of the Board and presides over meetings of the full Board. The Board believes the current leadership structure strengthens the role of the Board in fulfilling its oversight responsibility and fiduciary duties to the Company’s shareholders while recognizing the day-to-day management direction of the Company by Ms. Glancy and other senior management.

Board Role in Risk Oversight

The Company faces a number of risks, including financial, technological, operational, strategic and competitive risks. Management is responsible for the day-to-day management of risks we face, while the Board has responsibility for the oversight of risk management. In its risk oversight role, the Board ensures that the processes for identification, management and mitigation of risk by our management are adequate and functioning as designed.

The Board is actively involved in overseeing risk management, and it exercises its oversight both through the full Board and through the two standing committees of the Board – the Audit and GCN Committees. The two standing committees exercise oversight of the risks within their areas of responsibility, as disclosed in the descriptions of each of the committees above and in the charters of each of the committees.

The Board and the two standing committees receive information used in fulfilling their oversight responsibilities through the Company’s executive officers and its advisors, including our legal counsel, our independent registered public accounting firm, and the compensation consultants we have engaged from time to time. At meetings of the Board, management makes presentations to the Board regarding our business strategy, operations, financial performance, fiscal year budgets, technology and other matters. Many of these presentations include information relating to the challenges and risks to our business and the Board and management actively engage in discussion on these topics. Each of the committees also receives reports from management regarding matters relevant to the work of that committee. These management reports are supplemented by information relating to risk from our advisors. Additionally, the Board receives reports by each committee chair regarding the committee’s considerations and actions. In this way, the Board also receives additional information regarding the risk oversight functions performed by each of these committees.

Shareholder Communications with the Board

Shareholders may send written communications to the Board or to any individual director at any time. Communications should be addressed to the Board or the individual director at the address of the Company’s headquarters. The Board will respond to shareholder communications when it deems a response to be appropriate.

Code of Ethics

We have in place a “code of ethics” within the meaning of Rule 406 of Regulation S-K, which is applicable to our senior financial management, including specifically our principal executive officer and principal financial officer. A copy of the Code of Ethics is available on our website (www.insigniasystems.com) under the “Investor Relations - Corporate Governance” caption. We intend to satisfy our disclosure obligations regarding any amendment to, or a waiver from, a provision of this code of ethics by posting such information on the same website.

Compensation of Non-Employee Directors

The following table summarizes the compensation paid to our non-employee directors for 2019.

Name	Fees Earned or Paid Cash(1)	Stock Awards(2)	Total
Jacob J. Berning	$22,000	$30,000	$52,000
Suzanne L. Clarridge	$17,000	$15,000	$32,000
Loren A. Unterseher	$19,917	$15,000	$34,917
Rachael B. Vegas	$22,000	$15,000	$37,000
Steven R. Zenz(3)	$9,167	$–	$9,167

(1)
Reflects annual board retainer and fees for attending Board, committee and conference call meetings earned during 2019 inclusive of amounts related to the Deferred Compensation Plan for Director. As of December 31, 2019, the following director held shares under the plan: Mr. Berning held 34,382 shares, Ms. Vegas held 11,053 shares and Mr. Unterseher held 20,434 shares.
(2)
On June 6, 2019, each non-employee director received restricted stock unit grants pursuant to the 2018 Plan worth $15,000 for directors and $30,000 for Chairman based on the closing price of the Company’s common stock on the date of grant.
(3)
Mr. Zenz ceased service as a director on June 5, 2019.

In 2019, non-employee directors received an annual cash retainer of $17,000 per year of service and the Chairman of the Board and each Committee Chair were eligible to receive an additional annual cash retainer of $5,000. Each such retainer is allocated to a director for the portion of the year served in each role.

In 2019, each non-employee director received a restricted stock unit grant of shares of common stock based on a target grant date fair value of $15,000, with the Board Chair receiving a target fair value of $30,000. These restricted stock grants were made on June 6, 2019 pursuant to the 2018 Plan. Each non-employee director was granted 14,151 restricted stock units, and the Board Chair was granted 28,302 restricted stock units, each based on a closing price of $1.06 for a share of the Company’s common stock on the date of grant as reported by The Nasdaq Stock Market. The restricted stock units are scheduled to vest and settle in a share of common stock for each unit on the day immediately preceding the date of the 2020 Annual Meeting of Shareholders.

Director Deferred Compensation

Each of our non-employee directors is eligible to participate in our director deferred compensation plan (the “Director Deferred Compensation Plan”), which allows a director to make voluntary deferrals of up to 100% of their annual cash retainer and any additional committee chair cash retainer. The Company does not match any contributions to the Director Deferred Compensation Plan. Deferred cash retainer amounts, if any, are deemed to be invested in common stock equivalents having a value equal to the deferred cash retainer amounts based on the fair market value of a share of our common stock on the dates such amount would have otherwise been paid to the participant. Dividends, if any, accrued on such commons stock equivalents are deemed to be similarly deferred and credited to the director’s deferred stock account. A participating director will receive a distribution of their deferred stock account, consisting of one share of stock for each common stock equivalent credited to their deferred stock account as of the date of distribution, as soon as practicable following the director’s separation from service as a director of the Company.

PROPOSAL ONE –
ELECTION OF DIRECTORS

Nominations

The Board believes it is important that the Board be composed of members whose collective judgment, experience, qualifications, attributes and skills ensure that the Board will be well-positioned to fulfill its responsibilities to see that the Company is governed in a manner consistent with the interests of the shareholders of the Company and in compliance with applicable laws, regulations, rules and orders, and to satisfy its oversight responsibilities effectively.

Composition

In determining the nominees for election to serve as directors of the Company, the Board first determined that the Board will consist of four members as of the Annual Meeting. The Board, in conjunction with its GCN Committee, then considered the Company’s obligations under the Cooperation Agreement and the qualifications and experience and any other desirable skills, experience or knowledge. The Board, upon recommendation by its GCN Committee, then approved a slate of directors to be nominated for election at the Annual Meeting.

When identifying and evaluating candidates for director, the Board and its applicable committee (if any) historically consider the general and specific qualifications, experience and characteristics which may have been approved by the Board or determined by the committee from time to time including qualifications reflecting the individual’s integrity, reputation, education, experience, industry knowledge, leadership qualities and independence. Specifically, the Board seeks independent directors who have experience relevant to the Company’s business and strategic objectives, specifically experience in retailing, the consumer-packaged goods industry, and with technology innovation. The Board maintains a detailed set of criteria aligned with these objectives and has historically evaluated potential candidates against these criteria. The Board and its applicable committee (if any) also consider diversity in a broad sense when evaluating a director nominee, taking into account various factors, including but not limited to, differences of viewpoint, professional experience, education, skill, race, gender and national origin, but does not have a formal policy regarding diversity of Board members.

Director Nominees

All directors of the Company hold office until the next annual meeting of the shareholders or until their successors have been elected and qualified. Our Bylaws, as amended, provide that our Board of Directors (the “Board”) shall consist of between two and no more than nine members, as designated by resolution of the Board from time to time.

Cooperation Agreement

The Company was party to a Cooperation Agreement, dated May 17, 2018 (the “Cooperation Agreement”), with Air T, Inc. (“Air T”), Groveland Capital LLC (“Groveland”), and Nicholas J. Swenson (collectively the “Shareholder Group”), which required that the Company include two designees, including Mr. Unterseher, in its slate of nominees for election at the annual meeting held in 2019 and to solicit proxies with a recommendation that shareholders vote in favor of the designees’ election at such meeting. Additionally, on February 27, 2020, our Board appointed Chad B. Johnson to serve as an additional director to fill a vacancy on the Board pursuant to the nomination and evaluation procedures for substitute nominees set forth in the Cooperation Agreement.

The Board has nominated four current directors as named below for election at the Annual Meeting. If elected, each will serve for a term of one year, or until their successors are elected and qualified, subject to their prior death, resignation, retirement or removal from office. Should one or more of these nominees become unavailable to accept nomination or election as a director (which is not anticipated), the individuals named as proxies on the enclosed proxy card will vote the shares that they represent for the election of such other persons as the Board may recommend, or the Board may reduce the number of directors to be elected. Unless otherwise instructed by the shareholder, proxy holders will vote all proxies received for each of the nominees. Rachael Vegas is a current director but is not standing for re-election. Her service as a director will cease upon the expiration of her current term at the Annual Meeting.

The specific qualifications of each nominee and current director, including biographical data for at least the last five years and the particular experience, qualifications, attributes or skills that led to a conclusion that he or she should serve as a director of the Company, are set forth below.

Director & Nominee	Age	Position	Director Since
Jacob J. Berning	47	Director, Chairman of the Board	June 2017(1)
Kristine A. Glancy	42	Director, President, Chief Executive Officer & Secretary	June 2017
Chad B. Johnson	49	Director	February 2020
Loren A. Unterseher	55	Director	May 2018
Rachael B. Vegas	44	Director	June 2017

(1) Mr. Berning also served as a director of the Company from December 2014 to June 2016

Jacob J. Berning has served as Chairman of the Board since May 2018 and has served as President of Food Service at The Schwan Company since September 2018. Prior to that role, Mr. Berning has held several positions since he joined The Schwan Company in 2014. Mr. Berning has extensive leadership experience across a diverse set of businesses and teams in the consumer-packaged goods industry. His 20 years of marketing experience working with a variety of different brands also includes time as Marketing Director of WhiteWave Foods Company from July 2011 to September 2014 and Marketing Manager at General Mills, Inc. from September 2003 to July 2011. These experiences provide knowledge and understanding of the industry representing the majority of our customer base. He has a Bachelor of Arts degree from the University of Minnesota and an MBA from New York University.

Kristine A. Glancy has served as our President and Chief Executive Officer since May 2016. Prior to joining the Company, Ms. Glancy served in various roles at The Kraft Heinz Company from 1999 to 2016, most recently as Customer Vice President from May 2013 to April 2016. She held the positions of Director of Sales from June 2012 to May 2013 and National Customer Manager from November 2010 to June 2012. Her more than 17 years as a sales and marketing executive provide the necessary skills to the Board and Company in the areas of Sales, Product Strategy, Customer Relations, Business and Brand Development. Ms. Glancy holds a Bachelor of Arts degree in Marketing and International Business from Saint Mary’s University and an MBA from Fordham University, New York City.

Chad B. Johnson is the Director of Marketing of C.H. Robinson Inc., a third-party logistics and supply chain management provider, which position he has held since July 2018. Prior to that role, Mr. Johnson was the Business Unit Director for General Mills Inc. from July 2000 to July 2018. Mr. Johnson has extensive marketing and leadership experience in the consumer-packaged goods industry. These experiences provide knowledge and understanding of the industry representing the majority of our customer base. He holds a Bachelor of Arts degree in Economics and Chemistry from St. Olaf College and an MBA – Marketing and Finance from the University of Minnesota - Carlson School.

Loren A. Unterseher is the Managing Partner of Oxbow Industries, LLC, a holding company investing in middle-market private companies, which position he has held since 2004. Over his career, Mr. Unterseher has completed over $2.5 billion in corporate finance transactions. Prior to Oxbow Industries, Mr. Unterseher was a Principal/Shareholder & Director of Mergers and Acquisitions for Craig-Hallum Capital Group. Prior to Craig-Hallum, he was Director of Private Equity for Lazard Middle Market (f/k/a Goldsmith Agio Helms). Mr. Unterseher started his investment banking career as a Vice-President in Mergers and Acquisitions at RBC (f/k/a Dain Rauscher). He began his professional career as an attorney and was a Partner at Stinson Leonard Street (f/k/a Leonard, Street & Deinard), a major Minneapolis based law firm. Mr. Unterseher is currently Chairman of the Board of Inno-flex, LLC, a private company (a director since 2016), and serves on the boards of SkyWater Technology Foundry, Inc. (since 2017), Town & Country Fence, LLC (since 2017) and FactRight (since 2018), each of which is a private company. Mr. Unterseher has served on several private company and not for profit boards of directors. We believe Mr. Unterseher’s investment, mergers and acquisitions, and finance experience will benefit the Board. He holds a Bachelor of Business Administration degree in Finance from the University of Iowa and a J.D. from the University of North Dakota.

Rachael B. Vegas has served as Senior Vice President of Merchandising at H-E-B, LP since August 2019. Prior to that, she was the Chief Merchant at Brandless, Inc. from March 2016 through July 2019. She previously served in various roles at Target Corporation, Food Lion and Hannaford Supermarkets from 1997 to 2016. Most recently, from February 2014 to February 2016 as Vice President, General Merchandising Manager; Center Store, Grocery; from February 2013 to February 2014 as Vice President Merchandising Manager; Dry Grocery, Snacks, Candy; from February 2011 to February 2013 as Vice President Merchandising Manager; Snacks, Beverages, Pet Care, Candy and Liquor. Ms. Vegas’ experience in retail and consumer packaged goods industries are valuable to the Company. Ms. Vegas holds Bachelor of Arts degree in International Relations from Tufts University and an MBA from Kenan-Flagler Business School, University of North Carolina.

Required Vote

Directors are elected by the affirmative vote of the holders of a plurality of the shares present and entitled to vote.

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE
“FOR” EACH OF THE FOUR NOMINEES.

EXECUTIVE COMPENSATION

Current Executive Officers

The following individuals are our current executive officers:

Name	Age	Position
Kristine A. Glancy	42	Director, President, Chief Executive Officer and Secretary
Jeffrey A. Jagerson	53	Vice President of Finance, Chief Financial Officer and Treasurer
Adam D. May	36	Chief Growth Officer

Kristine A. Glancy’s background information is disclosed in Proposal 1 above under the heading “Director Nominees.”

Jeffrey A. Jagerson has been our Vice President of Finance, Chief Financial Officer and Treasurer since July 2017. Prior to joining the Company, Mr. Jagerson served as Chief Financial Officer at Christensen Farms from March 2014 to March 2017. He previously served as Vice President of Finance and Accounting at Digital River from July 2009 to March 2014 and served as the Corporate Controller from February 2008 to July 2009. Mr. Jagerson also served in various executive and financial roles at ADC Telecommunications from May 1995 to February 2008 and Honeywell from June 1988 to May 1995. His more than 30 years as an Accounting and Finance professional and executive provides the necessary skills to the Board and Company in the areas public company financial reporting, tax, audit, and treasury management. Mr. Jagerson holds a Bachelor of Science degree in Accounting from Minnesota State University, Mankato and an MBA from the Carlson School of Business at the University of Minnesota.

Adam D. May, has been our Chief Growth Officer since December 2019. He served as our Senior Vice President of Sales from July 2017 to December 2019. Prior to joining the Company, Mr. May was the Associate Director of Sales at The Kraft Heinz Company from September 2016 to July 2017. He held several Customer Business Lead roles at The Kraft Heinz Company from November 2012 to September 2016. Before joining The Kraft Heinz Company, Mr. May held several Sales positions at Mars Petcare from March 2008 to November 2012. His 10 plus years of CPG Sales and business development experience provides necessary skills to the Company in the areas of Sales, Sales Strategy and Business Development. Mr. May holds a Bachelor of Science in Business Administration and Management from Indiana University.

Summary Compensation Table

The following table sets forth information about all compensation (cash and non-cash) awarded to, earned by or paid to our Chief Executive Officer, Chief Financial Officer and Chief Growth Officer serving at the end of fiscal 2019 (collectively, our “Named Executive Officers”) for the fiscal years ended December 31, 2019 and 2018.

Name and Position	Year	Salary	Bonus	Stock Awards(1)	Option Awards(2)	Non-Equity Incentive Plan Compensation(3)	All Other Compensation	Total
Kristine A. Glancy	2019	$314,600	$–	$–	$–	$–	$–	$314,600
President, Chief Executive Officer and Secretary	2018	$306,350	$–	$193,771(4)	$56,090(2)	$258,601	$–	$814,812

Jeffrey A. Jagerson	2019	$246,750	$–	$–	$–	$–	$–	$246,750
Vice President of Finance, Chief Financial Officer and Treasurer	2018	$243,361	$–	$65,402(5)	$14,099(2)	$202,830	$–	$525,692

Adam D. May(6)	2019	$182,631	$47,394	$–	$–	$–	$14,282(7)	$244,307
Chief Growth Officer
______________________________

()
Amounts shown in the Stock Awards column represent the aggregate grant date fair value of restricted stock and restricted stock unit awards granted during the applicable year. Grant date fair values are computed in accordance with ASC Topic 718 using assumptions discussed in Note 8 to the financial statements for the fiscal year ended December 31, 2019 included in the Original Filing.
(2)
The Option Awards granted in 2018 were granted pursuant to the 2018 Equity Incentive Plan (the “2018 Plan”) and are scheduled to vest in three substantially equal increments on the second, third and fourth anniversaries of the date of grant. The dollar value of the options shown represents the estimated grant date fair value in accordance with Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC) Topic 718, Compensation—Stock Compensation (“ASC 718”) pursuant to the Black-Scholes option pricing model, which requires several significant judgments and assumptions.
(3)
Represents payments pursuant to the Executive Incentive Plan for the years indicated, which were paid in the following year.
(4)
Consists of 50,000 restricted stock units granted on June 13, 2018 (based on a closing stock price of $1.77 on the date of grant and scheduled to vest in three substantially equal increments on the first, second, and third anniversaries of the date of grant) and 53,985 restricted stock units granted on August 10, 2018 (based on a closing stock price of $1.95 on the date of grant and scheduled to vest and settle in three substantially equal increments on the second, third and fourth anniversaries of the date of grant).
(5)
Consists of 22,000 restricted stock units granted on June 13, 2018 (based on a closing stock price of $1.77 on the date of grant and scheduled to vest in three substantially equal increments on the first, second, and third anniversaries of the date of grant) and 13,570 restricted stock units granted on August 10, 2018 (based on a closing stock price of $1.95 on the date of grant and scheduled to vest and settle in three substantially equal increments on the second, third and fourth anniversaries of the date of grant).
(6)
Mr. May became an executive officer in December 2019.
(7)
Amount represents annual car allowance and company 401K contribution match.

Fiscal 2019 Executive Compensation

The principal components of compensation for the Named Executive Officers are: (i) base salary; (ii) non-equity incentive compensation in the form of an annual cash bonus under the Executive Incentive Plan; and (iii) long-term, equity-based incentive compensation in the form of restricted stock units. These components of compensation are summarized below, followed by a description of each Named Executive Officer’s individual agreements with the Company and the compensation received thereunder.

Executive Incentive Plan

In January 2019, the Board, as recommended by its Governance, Compensation and Nominating Committee (the “GCN Committee”), approved the 2019 Executive Cash Incentive Plan (the “2019 Cash Plan”). Members of the Company’s senior management, including all three of the Company’s executive officers, Ms. Glancy, Mr. Jagerson and Mr. May participated in the 2019 Cash Plan.

The 2019 Cash Plan provided that for each of the participants, (a) 100% of the bonus potential was allocated to the Company’s performance against target operating income (loss), inclusive of all compensation expenses. The total target bonuses under the 2019 Cash Plan was equal to 50% of each participant’s respective base salary and payouts, if any, could have ranged from 25% to 180% of each participant’s base salary. Similar to 2018, the 2019 Cash Plan provided for a potential revenue-based multiplier of between 110% and 120% based on Company performance against target operating income (loss) and total net sales.

All bonus calculations under the 2019 Cash Plan were subject to review and final approval by the GCN Committee prior to payment.

Company Performance-Based Payment

For 2019, the GCN Committee established a target operating income of $1,000 and approved the following schedule of potential payments under the Executive Incentive Plan:

Pre-Bonus Income Level	Operating Income (Loss)	Percent of Target Variable Compensation
<$307,246	<($0)	0%
$307,247 - $581,863	$1	25% - 49.99%
$581,864 - $1,021,251	$1	50% - 89.99%
$1,021,252 - $1,296,097	$1 - $164,999	90% - 99.99%
$1,296,098 - $2,157,529	$165,000 - $429,999	100% - 139.99%
$2,157,530 - $2,554,680	$430,000 - $649,999	140% - 149.99%
≥ $2,554,681	≥ $650,000	150%

Based on an actual operating loss of $5,629,000 for the year ended 2019, as reported in Part II, Item 8, of the Company’s Annual Report on Form 10-K, the GCN Committee determined that no incentives were earned as part of the 2019 Cash Plan and no payouts were made to the Named Executive Officers.

Actions Relating to Fiscal 2020 Executive Compensation

In December 2019, the non-employee directors, as recommended by the GCN Committee, appointed Mr. May as the Chief Growth Officer and revised his annual base salaries to $220,000 and target annual cash incentive of $126,000. Additionally, the non-employee directors, as recommended by the GCN Committee, approved, the 2020 Executive Cash Incentive Plan (the “2020 Cash Plan”). The only employees currently eligible to participate in the 2020 Cash Plan are the Company’s three executive officers: Ms. Glancy, Mr. Jagerson and Mr. May. The 2020 Cash Plan provides that Ms. Glancy and Mr. Jagerson are eligible to receive a potential payout based solely on the Company’s performance against target operating income/loss, inclusive of all compensation expenses. Mr. May is eligible to receive a potential payout based 50% on the Company’s performance against target operating income/loss and 50% based on the Company’s performance against target net revenue. The total target cash payments under the 2020 Cash Plan for Ms. Glancy and Mr. Jagerson are equal to 50% of each participant’s respective base salary and payouts, if any, would range from 10% to 150% of each participant’s base salary. The total target cash payments under the 2020 Cash Plan for Mr. May based on his respective base salary and payouts, in any, would range from 17% to 89% of his base pay. Similar to 2019, the 2020 Cash Plan provides for a potential revenue-based multiplier of between 110% and 120% based on Company performance against target net operating income and threshold net revenue. All bonus calculations under the 2020 Cash Plan will be subject to review and final approval by the GCN Committee prior to payment.

Long-term, Equity-Based Incentive Compensation

The GCN Committee has determined that a combination of common stock options and restricted stock units are each appropriate under certain circumstances, based upon factors including market practices and our overall compensation philosophy. Historically, options have a ten-year term and bear an exercise price equal to the fair market value of a share of our common stock on the date of grant, determined in accordance with the applicable equity plan. Each restricted stock unit generally represents a contingent right to receive one share of our common stock upon vesting. The GCN Committee did not grant any long-term, Equity-Based Incentive Compensation to the executive officers in 2019.

Severance and Change in Control Arrangements with Named Executive Officers

The Company entered into an Employment Agreement and a Change in Control Agreement with Ms. Glancy in connection with the commencement of her employment as President and Chief Executive Officer, each effective as of May 9, 2016.

The Company also entered into an Employment Agreement and a Change in Control Agreement with Mr. Jagerson in connection with the commencement of his employment as Chief Financial Officer of the Company, each effective as of July 17, 2017.

The Company also entered into an Employment Agreement and a Change in Control Agreement with Mr. May in connection with the commencement of his appointment as Chief Growth Officer of the Company, each effective as of December 20, 2019.

Each Employment Agreement provides that the employee will receive an established annual base salary, subject to increase from time to time, target incentive compensation awards, and participation in customary benefit plans and programs. In addition, in the event of the employee’s involuntary termination without cause or voluntary termination with good reason, she or he will be eligible to receive accrued and unpaid compensation as well as the following severance pay and benefits: (1) the annual incentive compensation they would have been entitled to receive for the year in which their termination occurs as if they had continued until the end of that fiscal year, determined based on the Company’s actual performance for that year relative to any applicable performance goals, prorated for the number of days in the fiscal year through the termination date and generally payable in a cash lump sum at the time such incentive awards are payable to other participants; (2) a percentage (100% for Ms. Glancy; 50% for Mr. Jagerson; 50% for Mr. May) of their annual base salary as in effect at the time of termination, payable in a single lump sum payment no later than 60 days following the termination date; and (3) welfare benefit continuation for four months for Ms. Glancy and for three months for Mr. Jagerson and Mr. May following termination. In the event of death, disability, involuntary termination for cause or voluntary termination without good reason, each will be entitled to accrued and unpaid compensation as provided in the Employment Agreement.

“Cause” is defined in each Employment Agreement as (a) the deliberate and continued failure to substantially perform the duties and responsibilities; (b) the criminal felony conviction of, or a plea of guilty or nolo contendere; (c) the material violation of Company policy; (d) the act of fraud or dishonesty resulting or intended to result in personal enrichment at the expense of the Company; (e) the gross misconduct in performance of duties that results in material economic harm to the Company; or (f) the material breach of the Employment Agreement by the employee. “Good reason” includes demotion, reduction in salary or benefits, and certain other events.

Under their respective Change in Control Agreements, as amended, upon a qualifying termination, employee would be eligible to receive the following, subject to offset by the amount of any severance previously paid to her under any employment agreement with the Company: (1) a lump sum severance payment equal to a percentage (200% for Ms. Glancy; 75% for Mr. Jagerson and for Mr. May) of their annual base salary, (2) cash payment equal to the sum of (x) unpaid incentive compensation that has been allocated or awarded to them for a completed fiscal year preceding the date of the qualifying termination which is contingent only upon the continued employment to a subsequent date plus (y) a pro rata portion to the date of the qualifying termination of her target bonus for the year calculated through the date of the qualifying termination, (3) welfare benefit continuation for a specified period (12 months for Ms. Glancy; 6 months for Mr. Jagerson and for Mr. May), (4) certain post-retirement health care or life insurance benefits if they would have become eligible for such benefits during the 24 months after the date of termination, (5) a lump sum payment equal to all earned but unused paid time off days, and (6) outplacement fees not to exceed $5,000.

Each of the Change in Control Agreements defines “qualifying termination” as a termination by the Company without cause or a termination by the employee with good reason, in each case either concurrent with or within 24 months following a change in control or a termination by the Company without cause within six months prior to a change in control if termination is in connection with or in anticipation of the change in control. “Change in Control” is defined as a sale of all or substantially all of the assets of the Company, a merger in which the shareholders of the Company own less than 50% of the surviving entity, the acquisition of 40% or more of the Company’s outstanding stock by a single person or a group, or the election of a majority of the Company’s directors who consist of persons who were not nominated by the Company’s prior Board. “Cause” is defined in the Change in Control Agreements as (i) the deliberate and continued failure to devote substantially all business time and best efforts to the performance of the his or her duties after demand for substantial performance is delivered to the employee by the Board which the demand specifically identifies the manner in which the employee has not substantially performed such duties; (ii) the deliberate engaging in gross misconduct which is demonstrably and materially injurious to the Company, monetarily or otherwise; or (iii) conviction of, or plea of guilty or nolo contendere to, a felony or any criminal charge involving moral turpitude.

All of the Employment Agreements and Change in Control Agreements define “good reason” to include demotion, reduction in salary or benefits, and certain other events.

Long-term, Equity-Based Incentive Compensation

The GCN Committee has determined that a combination of common stock options and restricted stock units are each appropriate under certain circumstances, based upon factors including market practices and our overall compensation philosophy. Historically, options have a ten-year term and bear an exercise price equal to the fair market value of a share of our common stock on the date of grant, determined in accordance with the applicable equity plan. Each restricted stock unit generally represents a contingent right to receive one share of our common stock upon vesting. The GCN Committee did not grant any long-term, Equity-Based Incentive Compensation to the executive officers in 2019.

Actions Relating to Fiscal 2019 Executive Compensation

In December 2019, the non-employee directors, as recommended by the GCN Committee, appointed Mr. May as the Chief Growth Officer and revised his annual base salaries to $220,000. Additionally, the non-employee directors, as recommended by the GCN Committee, approved, the 2020 Executive Cash Incentive Plan (the “2020 Cash Plan”). The only employees currently eligible to participate in the 2019 Cash Plan are the Company’s three executive officers: Ms. Glancy, Mr. May and Mr. Jagerson. The 2019 Cash Plan provides that each of the participants is eligible to receive a potential payout based solely on the Company’s performance against target operating income, inclusive of all compensation expenses. The total target cash payments under the 2020 Cash Plan are equal to 50% of each participant’s respective base salary and payouts, if any, would range from 10% to 150% of each participant’s base salary. Similar to 2019, the 2020 Cash Plan provides for a potential revenue-based multiplier of between 110% and 120% based on Company performance against target net operating income and threshold net revenue. All bonus calculations under the 2020 Cash Plan will be subject to review and final approval by the GCN Committee prior to payment.

Outstanding Equity Awards at Fiscal Year End

The following table sets forth summary information regarding the outstanding equity awards held by our Named Executive Officers at December 31, 2019. The market value of restricted stock units that had not vested equals $0.7301, which was the closing price of a share of our common stock on that date.

		Option Awards				Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable	Option Exercise Price	Option Expiration Date	Number of Units of Stock That Have Not Vested	Market Value of Units of Stock That Have Not Vested
Kristine A. Glancy	5/13/2016					40,000(1)	$29,204
	6/13/2018					33,333(1)	$24,336
	8/10/2018					53,985(2)	$39,414
	8/10/2018	–	53,985(2)	$1.95	8/10/2028

Jeffrey A. Jagerson	6/13/2018					14,666(1)	$10,708
	8/10/2018					13,570(2)	$18,586
	8/10/2018	–	13,570(2)	$1.95	8/10/2028

Adam A. May	6/13/2018					14,666(1)	$10,708
	8/10/2018					13,570(2)	$18,586
	8/10/2018	–	13,570(2)	$1.95	8/10/2028

(1)
Remainder scheduled to vest in two equal annual installments on each of the next two anniversaries of the grant date.
(2)
Scheduled to vest in three equal installments on each of the next three years starting on the 2nd anniversary of the grant date.

Tax and Accounting Considerations

Section 162(m) of the Internal Revenue Code as in effect prior to the enactment of tax reform legislation in December 2017 generally disallowed a tax deduction to public companies for compensation of more than $1 million paid in any taxable year to each “covered employee,” consisting of the chief executive officer and the three other highest paid executive officers employed at the end of the year (other than the chief financial officer). Performance-based compensation was exempt from this deduction limitation if the Company met specified requirements set forth in the Code and applicable Treasury Regulations.

Recent tax reform legislation retained the $1 million deduction limit but repealed the performance-based compensation exemption from the deduction limit and expanded the definition of “covered employees,” effective for taxable years beginning after December 31, 2017. “Covered employees” now also includes any person who served as chief executive officer or chief financial officer at any time during a taxable year, as well as any person who was ever identified as a covered employee in 2017 or any subsequent year. Consequently, compensation paid in 2018 and later years to our named executive officers in excess of $1 million will not be deductible unless it qualifies for transitional relief applicable to certain binding, written performance-based compensation arrangements that were in place as of November 2, 2017.

The deductibility of some types of compensation payments can depend upon the timing of the vesting or an executive’s exercise of previously granted equity awards. Interpretations of and changes to applicable tax laws and regulations as well as other factors beyond our control also can affect deductibility of compensation. The GCN Committee, like its predecessor, the Compensation Committee, considers the anticipated tax treatment to the Company when determining executive compensation and seeks to preserve the deductibility of compensation payments and benefits to the extent reasonably practicable, consistent with our compensation policies a what we believe is in the best interests of our shareholders. The GCN Committee continues to believe that shareholder interests are best served if its discretion and flexibility in structuring and awarding compensation is not restricted, even though some compensation awards may have resulted in the past, and are expected to result in the future, in non-deductible compensation expenses to the Company. The Committee’s ability to continue to provide a competitive compensation package to attract, motivate and retain the Company’s most senior executives is considered critical to the Company’s success and to advancing the interests of its shareholders.

Section 409A of the Internal Revenue Code also affects the payments of certain types of deferred compensation to key employees and includes requirements relating to when payments under such arrangements can be made, acceleration of benefits, and timing of elections under such arrangements. Failure to satisfy these requirements will generally lead to an acceleration of the timing for including deferred compensation in an employee’s income, as well as certain penalties and interest. Our nonqualified deferred compensation arrangements meet the effective requirements of Section 409A as required by law or regulation.

PROPOSAL TWO –
NON-BINDING ADVISORY VOTE ON EXECUTIVE COMPENSATION

At the annual meeting held in 2019, shareholders voted to continue to cast advisory, non-binding votes on executive compensation on an annual basis. Accordingly, we are requesting this non-binding advisory vote on the executive compensation paid to our Named Executive Officers. Under the Dodd-Frank Wall Street Reform and Consumer Protection Act and SEC rules, the vote of the shareholders on this resolution is a “non-binding” advisory vote. The purpose of the vote is for the shareholders to give their opinion to the Board on the Company’s executive compensation.

Our executive compensation received substantial shareholder support and was approved, on an advisory basis, by approximately 99.4% of the votes cast “for” or “against” the corresponding proposal at the annual meeting of shareholders held in 2019. The non-employee directors, based on the recommendation of the GCN Committee, believe that this vote reflected our shareholders’ support of the compensation decisions made by its predecessor, the Compensation Committee, for our named executive officers for 2019.

Compensation Philosophy and Compensation of our Named Executive Officers

Our discussion of the authority and processes of the GCN Committee in this proxy statement explains the responsibilities of the applicable committee of the Board. The narrative disclosure of our Executive Compensation, beginning on page 12 provides information concerning the compensation philosophy, plans and policies under which we paid the Named Executive Officers for 2019. As set forth in the Summary Compensation Table on page 13 and the narrative disclosure of Fiscal 2019 Executive Compensation that follows that table, our compensation policies and procedures are centered on a pay-for-performance philosophy and are strongly aligned with the long-term interests of our shareholders.

Given the pay-for-performance structure of our executive compensation program, the non-employee directors and the GCN Committee believe that the compensation of our Named Executive Officers is reasonable and appropriate and justified by the performance of the Company in a challenging environment.

Form of Resolution

The shareholders are being asked at the Annual Meeting to vote “FOR” or “AGAINST” the following resolution:

RESOLVED, that the holders of the Company’s common stock approve the compensation of the Named Executive Officers, as disclosed in this proxy statement pursuant to the compensation disclosure rules of the SEC, including the summary compensation table and other related tables and narrative disclosure.

Required Vote; Effect of Proposal

This proposal is an advisory, non-binding vote, and will be deemed approved if the number of votes cast “for” exceeds the number of votes cast “against.” The approval or disapproval of this proposal by shareholder will not require the Board or its GCN Committee to take any action regarding our executive compensation practices. The final decision on the compensation and benefits of our executive officers and on whether, and if so, how, to address any shareholder disapproval remains with the Board and the applicable committee.

Notwithstanding the foregoing, the Board values the opinions of our shareholders as expressed through their votes and other communications. Although this proposal is non-binding, the Board and its GCN Committee will carefully consider the outcome of the advisory vote on executive compensation and shareholder opinions received from other communications when making future compensation decisions.

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE
“FOR” THE ADVISORY APPROVAL OF THE COMPANY’S EXECUTIVE COMPENSATION.

PROPOSAL THREE –
RATIFICATION OF APPOINTMENT
OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board has appointed Baker Tilly Virchow Krause, LLP (“Baker Tilly”) as our independent registered public accounting firm for the year ending December 31, 2020. Although we are not required to do so, the Board is submitting the appointment of Baker Tilly for ratification in order to ascertain the views of our shareholders on this appointment. If the appointment is not ratified by the shareholders, the Audit Committee will reconsider its selection. Baker Tilly has been the Company’s auditor since July 2011. A representative of Baker Tilly is expected to be present at the Annual Meeting and will be given the opportunity to make a statement and will be available to respond to appropriate questions.

Required Vote; Effect of Proposal

The affirmative vote of the holders of a majority of the outstanding shares of our common stock of the entitled to vote on this item and present in person or by proxy at the Annual Meeting is required for approval of this proposal. Proxies solicited by the Board will be voted for approval of this proposal, unless otherwise specified. If shareholder approval is not obtained, then the Audit Committee would reconsider its selection.

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE
“FOR” RATIFICATION OF THE APPOINTMENT OF BAKER TILLY AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2020.

Fees Paid to Independent Registered Public Accounting Firm

The following table shows the fees for services rendered by Baker Tilly for the years ended December 31, 2019 and 2018.

	2019	2018
Audit Fees(1)	$144,000	$164,000
Audit-Related Fees(2)	–	6,000
Total	$144,000	$170,000

(1)
Audit fees represent fees for professional services provided in connection with the audit of the Company’s financial statements and review of quarterly financial statements.
(2)
Audit-related fees represent fees for services relating to registration statement filings.

The Company’s Audit Committee Charter states that before the principal accountant is engaged by the Company to render audit or non-audit services in any year, the engagement will be approved by the Company’s Audit Committee. All of the fees paid in 2019 and 2018 were pre-approved by the Company’s Audit Committee.

  AUDIT COMMITTEE REPORT

The Audit Committee provides independent and objective oversight of our financial reporting. Management has primary responsibility for our financial statements and reporting process, including our systems of internal controls. Our independent registered public accounting firm is responsible for expressing an opinion on the conformity of our financial statements with accounting principles generally accepted in the United States.

In performing its functions, the Audit Committee:

●
Met with the Company’s independent registered public accounting firm, with and without management present, to discuss the overall scope and plans for their audit, the results of their audit and their evaluation of the Company’s internal controls;
●
Reviewed and discussed with management and with the Company’s independent registered public accounting firm the audited financial statements included in our Annual Report;
●
Discussed with the Company’s independent registered public accounting firm the matters required to be discussed by the applicable requirements of the Public Company Oversight Board and the SEC; and

●
Received the written disclosures and the letter from the Company’s independent registered public accounting firm required by applicable requirements of the Public Company Accounting Oversight Board regarding such firm’s communications with the audit committee concerning independence and discussed with representatives of such firm its independence from management and the Company.

Based on the foregoing and the Audit Committee’s review of the representations of management and the report of such firm, the Audit Committee recommended to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2019, for filing with the SEC.

Audit Committee Members:

Jacob J. Berning	Chad B. Johnson	Loren A. Unterseher, Chairman

The preceding Audit Committee Report shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 (the “1933 Act”) or the Securities Exchange Act of 1934 (the “1934 Act”), except to the extent the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under the 1933 Act or the 1934 Act.

EQUITY COMPENSATION PLAN INFORMATION

The following table presents certain information regarding our equity compensation plans, the 2003 Stock Plan (the “2003 Plan”), the 2013 Omnibus Stock and Incentive Plan (the “2013 Plan”), the 2018 Plan and our Employee Stock Purchase Plan, as of December 31, 2019.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance under Equity Compensation Plans
Equity compensation plans approved by security holders	612,561(1)	$2.38	1,069,466(2)
Equity compensation plans not approved by security holders	–	–	–
Total	612,561	$2.38	1,069,466

(1)
Includes 282,645 awards under the 2018 Plan, 197,404 awards under the 2013 Plan and 132,512 awards under the 2003 Plan. We ceased issuing awards under the 2003 Plan upon approval of the 2013 Plan in 2013, and we ceased issuing awards under the 2013 Plan upon approval of the 2018 Plan in 2018.
(2)
Includes 245,909 shares available for issuance under our Employee Stock Purchase Plan and 823,557 shares available for issuance pursuant to future awards under the 2018 Plan. The Company maintains the Employee Stock Purchase Plan, pursuant to which eligible employees, including named executive officers, can contribute up to ten percent of their base pay per year to purchase shares of Common Stock. The shares are issued by the Company at a price per share equal to 85% of market value on the first day of the offering period or the last day of the plan year, whichever is lower.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table presents information provided to the Company as to the beneficial ownership of common stock as of June 2, 2020, by: (i) persons known to the Company to hold 5% or more of such stock; (ii) each of the directors and nominees of the Company; (iii) each of the Named Executive Officers; and (iv) by all directors, nominees and current executive officers as a group. The address of each director and executive officer is 8799 Brooklyn Boulevard, Minneapolis, Minnesota 55445. Beneficial ownership includes shares available for purchase under options and subject to settlement under restricted stock units within 60 days after June 2, 2020. Unless otherwise indicated, each person had sole voting power and sole investment power for all such shares beneficially held.

Name and Address of Beneficial Owner	Amount and Nature ofBeneficial Ownership(1)	Percent ofShares
Shareholders / Shareholder Groups
Air T, Inc., et al.	3,850,282(2)	31.8%
3524 Airport Road
Maiden, NC 28650

Cable Car Capital LLC	1,574,971(3)	13.0%
1449 Washington Street #6
San Francisco, CA 94109

Renaissance Technologies LLC	759,484(4)	6.3%
800 Third Avenue
New York, NY 10022

Directors, Nominees and Executive Officers
Kristine A. Glancy	236,151	2.0%
Jeffrey A. Jagerson	84,818	*
Adam D. May	74,567	*
Jacob J. Berning	63,428	*
Loren A. Unterseher	41,303	*
Rachael B. Vegas	36,266	*
Chad B. Johnson	0

All current directors, nominees and executive officers as a group (7 persons)	536,533	4.4%

*
Less than one percent.
(1)
Does not include 34,382, 20,434 and 11,053 common stock equivalents held by Mr. Berning, Mr. Unterseher and Ms. Vegas, respectively, under the Insignia Systems Inc. Deferred Compensation Plan for Directors. These common stock equivalents carry no voting rights and the recipient does not have the right to acquire any underlying shares within 60 days of June 2, 2020.
(2)
Based on Amendment No. 12 to Schedule 13D filed with the SEC on May 22, 2018 by Air T., Groveland, and Nicholas J. Swenson, reporting ownership as of May 21, 2018. Mr. Swenson is the Chief Executive Officer and a director of Air T, Inc. Air T, Inc. has sole dispositive and voting power over 3,416,114 shares and disclaims beneficial ownership of the securities held by Groveland. Groveland owns 422,000 shares and each of Groveland and Mr. Swenson share dispositive and voting power over all 422,000 shares. Mr. Swenson personally owns 12,168 shares of common stock. Groveland disclaims beneficial ownership of the securities held by Air T. Mr. Swenson disclaims beneficial ownership of the securities held by Air T and Groveland except to the extent of his pecuniary interest therein.
(3)
Based on Amendment No. 10 to Schedule 13D filed with the SEC on March 19, 2020 as updated by Form 4 filed with the SEC on May 21, 2020 by The Funicular Fund, LP and Cable Car Capital LLC. Cable Car Capital LLC serves as investment adviser with full discretionary authority for The Funicular Fund, LP. Mr. Jacob Ma-Weaver is the Managing Member and investment advisor of Cable Car Capital LLC. Cable Car Capital LLC owns 25,000 shares and The Funicular Fund, LP owns 1,549,971 shares.
(4)
Based on Amendment No. 3 to Schedule 13G filed with the SEC on February 13, 2020 by Renaissance Technologies LLC and Renaissance Technologies Holdings Corporation, reporting ownership as of December 31, 2019. Shares are beneficially owned by Renaissance Technologies Holdings Corporation, which is a majority owner of Renaissance Technologies LLC.

DELINQUENT SECTION 16(a) REPORTS

Section 16(a) of the Securities and Exchange Act of 1934 requires that our directors and executive officers file initial reports of ownership and reports of changes in ownership with the SEC. Directors and executive officers are required to furnish us with copies of all Section 16(a) forms they file. Based solely on a review of the copies of such forms furnished to us and written representations from our directors and executive officers, all Section 16(a) filing requirements were met for 2019 except for one report by each of Mr. Berning, Mr. Unterseher, Ms. Vegas and Mr. Zenz relating to common stock equivalents issued pursuant to their participation in the Director Deferred Compensation Plan.

CERTAIN RELATIONSHIPS AND RELATED-PARTY TRANSACTIONS

The SEC has specific disclosure requirements covering certain types of transactions that we engage in with our directors, executive officers or other specified parties. The Company receives an informational questionnaire from each director, nominee for director, executive officer, and greater than five percent shareholder which contains information about related-party transactions between them and the Company. The Company’s Audit Committee Charter assigns to the Audit Committee the responsibility to review and approve all related-party transactions. The Audit Committee reviews each related-party transaction to determine that it is fair and reasonable to the Company, and that the price and other terms included in any transaction are comparable to the terms that would be included in an arms-length transaction between the Company and an unrelated third party.

The Company entered into the Cooperation Agreement with the Shareholder Group on May 17, 2018. To the Company’s knowledge, as of June 2, 2020, the Shareholder Group collectively beneficially owned approximately 31.8% of the Company’s common stock. Prior to the execution of the Cooperation Agreement, on March 23, 2018, the Company received a letter from Air T containing proposals for certain governance changes, including changes to the composition of the Board. In response, members of the Board, on behalf of the Company, commenced increased engagement with representatives of Air T, including Mr. Swenson and its legal counsel. On April 6, 2018, the Company received from the Shareholder Group written notice of the nomination of five director candidates, including Ms. Clarridge and Mr. Unterseher, for election at the 2018 Annual Meeting. After substantial and continuous engagement among representatives of the Company and representatives of the Shareholder Group, the Company entered into the Cooperation Agreement on May 17, 2018, to, among other things, minimize reputational damage to the Company as a result of a distracting and expensive potential contested proxy solicitation and to ensure that the majority of the Board is representative of all shareholders.

Pursuant to the terms of the Cooperation Agreement, the Company promptly (i) increased the size of the Board to six and (ii) appointed Suzanne Clarridge and Mr. Unterseher to serve as additional directors. The Cooperation Agreement resulted in Air T’s withdrawal of its prior nomination of five director candidates. It also required the Company to include Ms. Clarridge and Mr. Unterseher in its slate of nominees for election at the Company’s 2018 and 2019 Annual Meetings of Shareholders and to solicit proxies with a recommendation that shareholders vote in favor of their election at each such meeting. Also pursuant to the Cooperation Agreement, our former director, Peter Zaballos retired from the Board and all committees. Mr. Zenz retired from the Board as of June 5, 2019.

With respect to the annual meetings held in 2018 and 2019, the Shareholder Group agreed to, among other things, vote in favor of the Company’s director nominees and in accordance with the Board’s recommendation on all other proposals. The Shareholder Group also agreed to certain customary standstill provisions, effective as of the date of the Cooperation Agreement through 60 days prior to the expiration of the applicable notice period specified in the Company’s Bylaws related to the nominations of directors at its 2020 annual meeting of shareholders.

Additionally, on February 27, 2020, our Board appointed Mr. Johnson to serve as an additional director to fill a vacancy on the Board pursuant to the nomination and evaluation procedures for substitute nominees set forth in the Cooperation Agreement.

During fiscal years 2018 and 2019, the Company did not engage in any other transaction, or series of similar transactions, to which it was a party, in which the amount involved exceeded the lesser of $120,000 or one percent of the average of our total assets at year-end for the last two completed fiscal years in which any of our directors, executive officers, nominees for election as a director, beneficial owners of more than 5% of our common stock or members of their immediate family had a direct or indirect material interest. We do not have any currently proposed transaction or series of similar transactions.

OTHER MATTERS

Management of the Company knows of no matters other than the foregoing to be properly brought before the Annual Meeting. However, if any other matters properly come before the Annual Meeting or any adjournment or postponement thereof, then the shares represented by the proxies solicited by the Board may be voted by the persons named therein at their discretion.

SUBMISSION OF SHAREHOLDER PROPOSALS AND NOMINATIONS

Proposals by shareholders (other than director nominations) that are submitted for inclusion in the Company’s proxy statement for its 2021 Annual Meeting of Shareholders must follow the procedures provided in Rule 14a-8 under the Securities Exchange Act of 1934 and the Company’s Bylaws. To be timely, such proposals must be given, either by personal delivery or by United States mail, postage prepaid, to the Company’s Secretary on or before February 12, 2021. If the date of the 2021 Annual Meeting of Shareholders is more than 30 days before or after the anniversary of the 2020 Annual Meeting of Shareholders, then such notice will instead be timely only if delivered within a reasonable time before the Company begins to print and send its proxy materials.

If a shareholder intends to propose an item of business to be considered at an annual meeting of shareholders, but not have it included in the Company’s proxy statement, or if the shareholder intends to nominate a person for election as a director at an annual meeting of shareholders, then the shareholder must provide timely written notice of such proposal or nomination to the Company’s Secretary. To be timely under our Bylaws, such notice must be given, either by personal delivery or by United States mail, postage prepaid, to the Company’s Secretary not less than sixty days nor more than ninety days prior to a meeting date corresponding to the previous year’s annual meeting of shareholders. For the Company’s 2021 Annual Meeting of Shareholders, such notice must be given between May 1, 2021 and May 31, 2021 and must comply with all applicable statutes and regulations, as well as provide all information required pursuant to the Company’s Bylaws.

HOUSEHOLDING

We have adopted a procedure approved by the SEC called “householding,” by which certain shareholders who do not participate in electronic delivery of proxy materials but who have the same address and appear to be members of the same family receive only one copy of our annual report and proxy statement. Each shareholder participating in householding continues to receive a separate proxy card. Householding reduces both the environmental impact of our annual meetings and our mailing and printing expenses.

If you would like to change your householding election, request that a single copy of the proxy materials be sent to your address, or request a separate copy of the proxy materials, please contact Broadridge Financial Solutions, Inc., by calling (866) 540-7095 or by writing to Broadridge Householding Department, 51 Mercedes Way, Edgewood, New York 11717. We will promptly deliver the notice of internet availability or proxy materials to you upon receipt of your request. If you hold your shares in street name, please contact your bank, broker, or other record holder to request information about householding.

ADDITIONAL INFORMATION

The Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019, as amended on April 29, 2020, accompanies the delivery of this proxy statement and a copy of such annual report, as filed with the SEC, is also available on the SEC’s website, www.sec.gov, and our corporate website, www.insigniasystems.com. In addition, a copy of the Annual Report on Form 10-K, may be sent to any shareholder without charge (except for exhibits, if requested, for which a reasonable fee will be charged), upon written request to Insignia Systems, Inc., 8799 Brooklyn Blvd., Minneapolis, MN 55445.

By Order of the Board of Directors Kristine Glancy President, Chief Executive Officer and Secretary

Whether or not you plan to attend the meeting, vote your shares over the Internet or by telephone by following the instructions on the proxy notice, or, if the proxy materials were mailed to you, by completing, signing, dating and mailing the enclosed proxy card promptly in the envelope provided with the proxy card.

INSIGNIA SYSTEMS, INC.
8799 BROOKLYN BLVD.
MINNEAPOLIS, MN 55445

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

DETACH AND RETURN THIS PORTION ONLY

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

1. Election of Directors

Nominees

01 Jacob J. Berning 02 Kristine A. Glancy 03 Chad B. Johnson 04 Loren A. Unterseher

The Board of Directors recommends you vote FOR proposals 2 and 3.

For address change/comments, mark here. ☐
(see reverse for instructions)

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

0000470134_1 R1.0.1.18

insignia™

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement, Annual Report on Form 10-K is/are available at www.proxyvote.com

INSIGNIA SYSTEMS, INC.
Annual Meeting of Shareholders
July 30, 2020 8:30 AM CDT
This proxy is solicited by the Board of Directors

The reverse signed hereby appoints Kristine A. Glancy and Jeffrey A. Jagerson, or either of them, as proxies, each with the power to appoint his or her substitute, and hereby authorizes each of them to represent and to vote, as designated on the reverse side hereof all of the shares of common stock of INSIGNIA SYSTEMS, INC. that the reverse signed is entitled to vote at the Annual Meeting of Shareholders to be held at 8:30 AM, CDT on July 30, 2020, at our corporate headquarters, 8799 Brooklyn Blvd., Minneapolis, Minnesota, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations, if any. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting and any adjournments or postponements thereof.

Address change/comments:

(If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.)

Continued and to be signed on reverse side

0000470134_2 R1.0.1.18